NEWS RELEASE

Tupperware Brands Corporation Announces Pre-Payment of Term Loan Debt And $250 Million Share Repurchase Authorization

ORLANDO, Fla., June 21, 2021 ― Tupperware Brands Corporation (NYSE: TUP) today announced the prepayment of $58 million of its Term Loan Debt from Angelo Gordon and JP Morgan, and, that its Board of Directors has authorized share repurchases of up to $250 million of the Company’s outstanding shares of common stock.

“The ongoing success of our Turnaround Plan has resulted in the Company’s improved liquidity position over the past 18 months enabling us to prepay $58 million of the outstanding term loan,” said Sandra Harris, Tupperware Brands Chief Financial Officer and Chief Operating Officer.

Harris continued, “The accretive decision to pay down the debt, our continued commitment to invest in our business and our increased confidence in the future cash flow generation of the company also led our Board to approve an enhancement in our capital allocation policy to enable management to buy back stock within agreed-upon guidelines.”

The timing and amount of any share repurchases under the authorization will be determined by management at its discretion and based on market conditions and other considerations, including compliance with the Company’s credit agreements. Share repurchases under the authorizations may be made through a variety of methods, which may include open market purchases, pursuant to pre-set trading plans meeting the requirements of Rule 10b-1 under the Securities Exchange Act of 1934, in privately negotiated transactions, block trades, accelerated share repurchase transactions, or any combination of such methods. The program does not obligate Tupperware Brands to acquire any particular amount of its common stock, and the repurchase program may be suspended or discontinued at any time at the Company’s discretion.

About Tupperware Brands Corporation

Tupperware Brands Corporation (NYSE: TUP) is a leading global consumer products company that designs innovative, functional and environmentally responsible products that people love and trust. Founded in 1946, Tupperware’s signature container created the modern food storage category that revolutionized the way the world stores, serves and prepares food. Today, this iconic brand has more than 8,500 functional design and utility patents for solution-oriented kitchen and home products. With a purpose to nurture a better future, Tupperware® products are an alternative to single-use items. The company distributes its products into nearly 80 countries primarily through independent representatives around the world. For more information, visit Tupperwarebrands.com or follow Tupperware on Facebook, Instagram, LinkedIn and Twitter.

Forward-Looking Statements

Statements contained in this release that are not historical fact and use predictive words such as "estimates", "outlook", "guidance", "expect", "believe", "intend", "designed", "target", "plans", "may", "will", "we are confident" and similar words are forward-looking statements. These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following: the effects of the outbreak of the novel coronavirus (COVID-19) pandemic; our ability to ship product to customers on a timely basis, including because of delays caused by our supply chain; our ability to sustain the same level of growth in net sales and net income that we recorded in the prior quarters; the success of the Company's efforts to improve its profitability and liquidity position and any capital structure actions that it may take the Company's ability to comply with its financial covenants under its term loan and credit agreement; the success and timing of growth and turnaround initiatives; leadership development and succession changes; impairment and other charges related to purchase accounting goodwill and restructuring actions; the risk of foreign-currency fluctuations and currency translation impacts on the Company's business associated with these fluctuations; the Company's ability to engage in hedging transactions (including, without limitation, forwards and swaps) with financial institutions to mitigate risks relating to foreign-currency fluctuations and/or interest rate fluctuations and the possibility that such hedging transactions, even if entered into, are unsuccessful; the risk of changes in cash flow resulting from changes in foreign exchange rates and hedge settlements; uncertainties related to the interpretation of, and regulations under, changes in the U.S. tax law and tax laws and regulations in other countries; the Company's future tax-planning initiatives; any prospective or retrospective increases in duties on the Company's products; any adverse results of tax audits or unfavorable changes to tax laws in the Company's various markets; risk that direct selling laws and regulations in any of the Company's markets may be modified, interpreted or enforced in a manner that results in negative changes to the Company's business models or negatively impacts its revenue, sales force or business, including through the interruption of recruiting and sales activities, loss of licenses, imposition of fines, or any other adverse actions or events; unpredictable economic and political conditions and events globally; the success of new product introductions and promotional programs to generate interest among the Company's sales force and customers and generate selling activities on a sustained basis; success of business-to-business selling arrangements and their timing; success of buyers in obtaining financing or attracting tenants for commercial and residential developments; the timing and success of closing asset sales; risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies; governmental approvals of materials for use in food containers and beauty, personal care, nutritional and nutraceutical products; continued competitive pressures for products or sales force in the Company's markets; and other risks detailed in the Company's periodic reports as filed in accordance with the Securities Exchange Act of 1934, as amended.

The Company updates each month the impact of changes in foreign exchange rates versus the prior year, posting it on Tupperware Brands Foreign Exchange Translation Impact Update. Other than updating for changes in foreign currency exchange rates, the Company does not intend to update forward-looking information.

Media: Cameron Klaus, cameronklaus@tupperware.com, 407.371.9784
Investors: Jane Garrard, janegarrard@tupperware.com, 407.826.4475

###